September 6, 2006

Board of Directors
National Coal Corp.
8915 George Williams Rd.
Knoxville, TN  37923
Attn:    Ken Scott, Chairman of the
         Compensation Committee

         RE:      RESIGNATION AS CHIEF EXECUTIVE OFFICER

Gentlemen:

         This  letter  agreement  (this  "AGREEMENT")   confirms  our  agreement
regarding my change of status with National Coal Corp. and each of its subsidiaries, including National Coal Corporation, and my continuing services to the company.

         1. I confirm my resignation as President and Chief Executive Officer of National Coal Corp. (the "COMPANY") and each of its subsidiaries, including National Coal Corporation (the Company and its subsidiaries are collectively referred to herein as the "COMPANY GROUP"), and from all other positions I hold with the Company Group other than as expressly provided herein, effective August 9, 2006 (the "EFFECTIVE DATE"), immediately prior to the time Dan Roling commenced service as Chief Executive Officer of the Company.

         2. I shall continue as a director of the Company and shall serve as its Chairman of the Board of Directors from and after the Effective Date, and shall be entitled to compensation as a non-employee director of the Company in accordance with the Company's standard compensation policies for non-employee directors in effect from time to time. In addition, as Chairman of the Board, I shall be entitled to additional compensation of $1 per annum, plus a discretionary annual bonus in an amount, if any, determined by the non-management directors then serving on the Board based on extraordinary services I provide to the Company as its Chairman.

         3. On the Effective Date, my Amended Employment Agreement, dated October 1, 2004, with National Coal Corporation, as amended to date (the "EMPLOYMENT AGREEMENT"), was terminated and is of no further force or effect, except for Sections 4, 5 and 6, which provisions shall survive termination.

         4. The Company shall provide me with the following compensation and benefits:

                  4.1 Until the earlier of (i) the date I no longer serve on the Company's Board of Directors, and (ii) the date my family and I are entitled to health coverage from another


                  8915 George Williams Rd. Knoxville, TN 37923
          865-690-6900 (phone) 865-691-9982 (fax) www.nationalcoal.com
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National Coal Corp.
September 6, 2006
Page 2


employer, the Company shall maintain and continue to provide to me and my family, the same healthcare benefits that were in place for me and my family immediately prior to the date of this Agreement; PROVIDED, that if the terms of the Company's health insurance plan do not permit me and my family to be covered thereunder, then the Company shall reimburse me for all premiums I incur in obtaining health insurance coverage for me and my family on substantially the same terms provided by the Company on Effective Date.

                  4.2 All options to purchase Common Stock of the Company that I own on the date hereof (the "OPTIONS") shall immediately vest and become exercisable, without any further action by the Company or me, and I shall continue to have the right to exercise the Options for the period specified therein or, if later, for a period of one year following the Effective Date. So long as I continue to serve the Company as a member of its Board of Directors, I shall be considered to be employed with the Company on an uninterrupted basis for purposes of determining the period during which I may exercise such Options.

                  4.3 All options to purchase Common Stock of the Company that my spouse, Jeanne Nix, owns on the date hereof (the "SPOUSE OPTIONS") shall immediately vest and become exercisable, without any further action by the Company or Ms. Nix, and Ms. Nix shall continue to have the right to exercise the Spouse Options for the period specified therein or, if later, for so long as I may exercise my Options; provided, however, that in no event shall Ms. Nix's right to exercise the Spouse Options extend beyond the expiration date of such options.

5. This Agreement and the terms and conditions set forth in EXHIBIT A attached hereto shall constitute the entire agreement between the parties and supersede all prior oral and written negotiations and agreements.

6. I have been allowed a period of at least 21 days to consider the terms of this Agreement, including the terms attached as EXHIBIT A, and I have decided to execute this Agreement in fewer than 21 days with the express understanding that I have been given and declined the opportunity to consider this Agreement for a full 21 days.


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National Coal Corp.
September 6, 2006
Page 3


         If you have any questions or comments regarding the terms or conditions contained in this Agreement or attached Exhibit, please contact me. If this Agreement confirms our understanding, please indicate the Company's agreement by executing this Agreement in the space provided and returning an original of the executed copy to me.

                                   Very truly yours,


                                   /s/ Jon E. Nix
                                   ------------------------
                                   Jon E. Nix



ACKNOWLEDGED AND AGREED
this 11th day of September, 2006:

NATIONAL COAL CORP.


By:      /s/ Kennth Scott
         --------------------------------------------
         Kenneth Scott
Title:   Director and Chairman of
         the Compensation Committee


NATIONAL COAL CORPORAITON


By:      /s/ Kenneth Scott
         --------------------------------------------
         Kenneth Scott
Title:   Director



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National Coal Corp.
September 6, 2006
Page 4


                                    EXHIBIT A
                              TERMS AND CONDITIONS

1.       Jon Nix ("EMPLOYEE") will comply with the following:

         1.1. Employee will return all keys, files, records, documents, plans, drawings, specifications and equipment concerning the business of the Company Group or any related entity, whether prepared by Employee or otherwise coming into Employee's possession or control.

         1.2. Employee will not engage in or assist in any litigation against any of the Company Group, relating to anything occurring prior to the Effective Date, unless litigation results from Employee's employment by the Company, or unless compelled to do so by subpoena or other legal process.

2.       In  exchange  for  receipt  of the  consideration  provided  for in the
Agreement  to which  these  Terms and  Conditions  are  attached  as  EXHIBIT A,
Employee, on his own behalf, and for Employee's heirs, executors, administrators, successors, and assigns, does hereby fully and forever release and discharge the Company Group and its related entities, and their shareholders, employees and former employees, agents, directors, officers, attorneys, predecessors, successors, assigns, heirs, executors, administrators, and all other persons, firms, corporations, associations, partnerships, or entities having any legal relationship to any of them, of and from any and all claims, demands, causes of action, charges and grievances, of whatever kind or nature, whether known or unknown, suspected or unsuspected, which Employee now owns or holds or has at any time before the date of his termination owned or held against any of them, including, but not limited to, any and all claims, charges, demands and causes of action: (1) which are alleged in, set forth in, arise out of, or are in any way connected with any transactions, occurrences, acts or omissions or claims; (2) which arise out of or are in any way connected with Employee's employment with the Company Group or the termination of Employee's employment with the Company Group; (3) which are related to or concern (i) violations of any local, state or federal law based on race, sex, age, disability, pregnancy or any other category protected by law; (ii) wrongful termination, breach of express and implied-in-fact contract, breach of the covenant of good faith and fair dealing, intentional and negligent infliction of emotional distress, defamation, invasion of privacy, breach of employment contract, fraud or negligent misrepresentation, intentional interference with contractual relations and prospective economic advantage, and other torts; (4) any claim for wages, benefits, salary, commissions or bonuses; or (5) which arise out of or are in any way connected with any loss, damage or injury whatsoever resulting from any act committed or omission made prior to the date hereof.

3. In exchange for receipt of the consideration provided for above, the Company Group, on its own behalf, and for its administrators, successors, and assigns, does hereby fully and forever release and discharge Employee and his agents, attorneys, predecessors, successors, assigns, heirs, executors, administrators, and all other persons, firms, corporations, associations, partnerships, or entities having any legal relationship to any of them, of and from any and all claims, demands, causes of action, charges and grievances, of whatever kind or nature, whether known or unknown, suspected or unsuspected, which Employer now owns or holds or has at any


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National Coal Corp.
September 6, 2006
Page 5


time before the Effective Date owned or held against any of them, including, but not limited to, any and all claims, charges, demands and causes of action: (1) which are alleged in, set forth in, arise out of, or are in any way connected with any transactions, occurrences, acts or omissions or claims; (2) which arise out of or are in any way connected with Employee's employment with the Company Group or the termination of such employment; or (3) which arise out of or are in any way connected with any loss, damage or injury whatsoever resulting from any act committed or omission made prior to the date hereof.

4. Employee acknowledges that, by virtue of Employee's employment with the Company Group, Employee has been exposed to confidential and proprietary information ("CONFIDENTIAL INFORMATION"). Unless compelled to do so by subpoena or other legal process, Employee will not at ANY time after the date hereof, in any fashion, form, or manner, either directly or indirectly, divulge, disclose, or communicate to any person, firm, or corporation (other than Employee's legal counsel) in any manner whatsoever any information of any kind, nature, or description concerning any "Confidential Information" relating to the business of the Company Group, including, without limitation, the names of any of its customers, customer lists, the prices it obtains or has obtained, or at which it sells or has sold its products, the names of its suppliers, methods of obtaining new business, or any other "Confidential Information" concerning the business of Employer, its manner of operation or its plans, processes, or other data of any kind, nature, or description. The parties hereby stipulate that, as between them, the foregoing matters are important, material, and confidential, and gravely affect the effective and successful conduct of the business of Employer, and its good will, and that any breach of the terms of this section is a material breach of this agreement. The confidentiality provisions in this EXHIBIT A shall be in addition to, and not in lieu of, any other obligations of confidentiality owed by Employee to the Company Group.

5. Employee agrees that Employee will not, for Employee's own account or jointly with another, directly or indirectly, for or on behalf of any individual, partnership, corporation, or other legal entity, as principal, agent or otherwise, solicit or induce any person employed by the Company Group to leave such employment, whether or not such employment is pursuant to a written contract or is at-will, for the period Employee serves on the Company Board of Directors and for one year following the date Employee ceases to serve on the Company's Board of Directors.

6. The terms of this Agreement are made for the benefit of each person or entity named above. It is the intention of the parties hereto in executing this Agreement that, except for those obligations, promises and covenants expressly set forth herein, it shall be effective as a bar against each and every claim, demand, cause of action, charge or grievance (whether known or unknown, suspected or unsuspected, alleged or unalleged, actual or potential) that either of them may have as of the date hereof. The parties hereto have had the opportunity to speak with counsel of his or its choice regarding the effect of this waiver.

7. Nothing in this Agreement constitutes and shall not be construed as an admission by either of the parties hereto, or any of the entities or individuals referred to above, of the truth of any contested matter or of any liability, any wrongful act, or any omission.


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National Coal Corp.
September 6, 2006
Page 6


8. The parties represent and agree that this Agreement is freely and voluntarily executed. No promise, inducement, or agreement not expressed in this Agreement has been made to Employee or the Company.

9. If any term or provision of this Agreement is held to be invalid or unenforceable, the remaining terms or provisions of this Agreement shall continue to be valid and will be performed, construed and enforced to the fullest extent permitted by law. The invalid or unenforceable term or provision shall be deemed amended and limited in accordance with the intent of the parties, as determined from the face of the Agreement, to the extent necessary to permit the maximum enforceability or validation of the term or provision. The terms of this Agreement are to be construed pursuant to Tennessee law.

10.      The  date  indicated  and  Employee's   signature   above   acknowledge
Employee's and the Company's review, understanding and full, knowing and voluntary acceptance of the terms and conditions set forth in this Agreement.